UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2017
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
_____________________________

Illinois (State or other jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)
9700 West Higgins Road Rosemont, Illinois (Address of principal executive offices)		60018 (Zip Code)
Registrant’s telephone number, including area code (847) 939-9000
N/A
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On June 16, 2017, Wintrust Financial Corporation (“Wintrust”) entered into the Fourth Amendment, dated as of June 16, 2017 (the “Amendment”) to the Credit Agreement dated as of December 15, 2014 (as amended, the “Credit Agreement”) among Wintrust, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent. A copy of the Amendment is attached hereto as Exhibit 10.1.
The Amendment includes technical and ministerial changes as well as provisions designed to clarify the amount of indebtedness that is permitted in connection with certain mortgage refinancing activities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Fourth Amendment, dated as of June 16, 2017, to the Credit Agreement dated as of December 15, 2014, as amended, among Wintrust Financial Corporation, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ Kathleen M. Boege
Kathleen M. Boege Executive Vice President, General Counsel and Corporate Secretary

Date: June 21, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1
Fourth Amendment, dated as of June 16, 2017, to the Credit Agreement dated as of December 15, 2014, as amended, among Wintrust Financial Corporation, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.

4